SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 14, 2006

LITHIUM TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10446	13-3411148
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 940-6090

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

Effective July 14, 2006, GAIA Akkumulatorenwerke GmbH (“GAIA”) and Dilo Trading AG (“Dilo Trading”), subsidiaries of Lithium Technology Corporation (the “Company”), closed bridge financings with a European lender for a total of Euros 7.5 million (approximately U.S. $9.5 million). The loan principal and accrued interest is due and payable on December 31, 2006. The loans are secured by a pledge of all of the assets of GAIA and Dilo Trading.

A portion of the proceeds was used to repay the mortgage on the GAIA facility in Nordhausen, Germany and to repay existing loans on GAIA equipment. The remaining proceeds will be used for the purchase of machinery and equipment to increase the production of lithium-ion cells and batteries in Germany, for working capital and partial repayment of debt.

The Company and its subsidiaries intends to close in the next six months on further financings to repay this bridge loan, further debt repayment, for capital expenditures to further increase the production of the Company’s lithium – ion cells and batteries and for additional working capital.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 20, 2006

LITHIUM TECHNOLOGY CORPORATION
(Registrant)

By:	/s/ Andrew J. Manning
Andrew J. Manning
President and Chief Operating Officer

3